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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 NO. 333-60577) and related Prospectus of Visio Corporation for the registration of 451,477 shares of its common stock and to the incorporation by reference therein of our report dated October 24, 1997, with respect to the consolidated financial statements of Visio Corporation included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Seattle, Washington
September 16, 1998